Invesco Mid-Cap Value Fund                                        SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending:  8/31/2010
File number:        811-3826
Series No.:         16

72DD.  1 Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                           $  62
       2 Dividends for a second class of open-end company shares (000's Omitted)
         Class Y                           $ 464


73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         Class A                          0.0312
       2 Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class Y                          0.0456


74U.   1 Number of shares outstanding (000's Omitted)
         Class A                           2,400
       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                             819
         Class C                             658
         Class Y                           9,191


74V.   1 Net asset value per share (to nearest cent)
         Class A                          $ 7.78
       2 Net asset value per share of a second class of open-end company shares
         (to nearest cent)
         Class B                          $ 7.25
         Class C                          $ 7.23
         Class Y                          $ 7.92

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Invesco Van Kampen Technology Fund                              SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 8/31/2010
File number:       811-3826
Series No.:        17

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                            17,970
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                             4,831
        Class C                             2,087
        Class Y                                 4


74V.  1 Net asset value per share (to nearest cent)
        Class A                            $ 4.02
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                            $ 3.70
        Class C                            $ 3.70
        Class Y                            $ 4.03